EXHIBIT 1

              INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
                     AND DIRECTORS OF AMERICAN EXPRESS


            The following information sets forth the name, business address and present principal occupation of each of the directors and executive officers of American Express. Except as indicated below, the business address of each director and executive officer of American Express is American Express Tower, World Financial Center, New York, New York 10285. Each of the directors and executive officers of American Express, with the exception of David M. Culver and F. Ross Johnson who are citizens of Canada, is a citizen of the United States.


                                  BUSINESS ADDRESS AND PRESENT
NAME                              PRINCIPAL OCCUPATION

Daniel F. Akerson                 Chairman of the Board and
                                    Chief Executive Officer
                                  General Instrument Corporation
                                  181 W. Madison Street
                                  49th Floor
                                  Chicago, Illinois  60602

Anne L. Armstrong                 Chairman of the Board of Trustees
                                  Center for Strategic and International
                                    Studies
                                  P.O. Box 1358
                                  Kingsville, Texas  78364

Edwin L. Artzt                    Chairman of the Board and
                                    Chief Executive Officer
                                  The Procter & Gamble Company
                                  One Procter & Gamble Plaza
                                  Cincinnati, Ohio  45202-3315

William G. Bowen                  President
                                  The Andrew W. Mellon Foundation
                                  140 East 62nd Street
                                  New York, New York 10021

David M. Culver                   Chairman
                                  CAI Capital Corporation
                                  3429 Drummond Street
                                  Suite 200
                                  Montreal, Canada H3G 1X6









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Charles W. Duncan Jr.             Duncan Interests
                                  600 Travis
                                  Suite 6100
                                  Houston, Texas  77002-3007

Harvey Golub                      Chairman of the Board and
                                    Chief Executive Officer
                                  American Express Company

Beverly Sills Greenough           Chairman
                                  Lincoln Center for the Performing Arts
                                  165 West 65th Street
                                  9th Floor
                                  New York, New York 10023

F. Ross Johnson                   Chairman and Chief Executive Officer
                                  RJM Group
                                  200 Galleria Parkway, N.W.
                                  Suite 970
                                  Atlanta, Georgia  30339

Vernon E. Jordan, Jr.             Senior Partner
                                  Akin, Gump, Strauss, Hauer & Feld,
                                    L.L.P.
                                  1333 New Hampshire Avenue, N.W.
                                  Suite 400
                                  Washington, D.C.  20036

Henry A. Kissinger                Chairman
                                  Kissinger Associates, Inc.
                                  350 Park Avenue
                                  26th Floor
                                  New York, New York  10022

Drew Lewis                        Chairman and Chief Executive Officer
                                  Union Pacific Corporation
                                  1170 Eighth Avenue
                                  16th Floor
                                  Bethlehem, Pennsylvania  18018

Aldo Papone                       Senior Advisor
                                  American Express Company

Frank P. Popoff                   Chairman and Chief Executive Officer
                                  The Dow Chemical Company
                                  2030 Dow Center
                                  Midland, Michigan  48674

Jeffrey E. Stiefler               President
                                  American Express Company






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       EXECUTIVE OFFICERS OF AMERICAN EXPRESS WHO ARE NOT DIRECTORS

                                  BUSINESS ADDRESS AND PRESENT
NAME                              PRINCIPAL OCCUPATION

Kenneth I. Chenault               Vice Chairman
                                  American Express Company
                                  President, U.S.A.
                                  American Express Travel Related Services
                                    Company, Inc.

George L. Farr                    Vice Chairman
                                  American Express Company

Steven D. Goldstein               Chairman and Chief Executive Officer
                                  American Express Bank Ltd.

R. Craig Hoenshell                President, Travel Related Services,
                                    International
                                  American Express Travel Related Services
                                    Company, Inc.

David R. Hubers                   President and Chief Executive Officer
                                  American Express Financial Corporation
                                  IDS Tower 10
                                  Minneapolis, Minnesota  55440

Joseph W. Keilty                  Executive Vice President
                                  American Express Company

Jonathan S. Linen                 Vice Chairman
                                  American Express Company

Allan Z. Loren                    Executive Vice President and
                                    Chief Information Officer
                                  American Express Company

Michael P. Monaco                 Executive Vice President, Chief
                                    Financial Officer and Treasurer
                                  American Express Company

Louise M. Parent                  Executive Vice President and
                                    General Counsel
                                  American Express Company

Phillip J. Riese                  President, Cardmember Financial Services
                                    Group
                                  American Express Travel Related
                                    Services Company, Inc.
                                  Chairman
                                  American Express Centurion Bank





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Thomas O. Ryder                   President, Establishment Services
                                    Worldwide
                                  American Express Travel
                                    Related Services Company, Inc.

Thomas Schick                     Executive Vice President
                                  American Express Company

Frank L. Skillern                 President, Consumer Card Group, U.S.
                                  American Express Travel Relates Services
                                    Company, Inc.

Jeffrey E. Stiefler               President
                                  American Express Company










































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